Exhibit 32.1 — Sarbanes-Oxley — 906 Certification
February 26, 2007
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
Ladies and Gentlemen:
The certification set forth below is being submitted in connection with the annual report (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Adolfo Henriques, the Chief Executive Officer and Daniel H. Popky, the Chief Financial Officer of Florida East Coast Industries, Inc., each certifies that, to the best of his knowledge:
1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of Florida East Coast Industries, Inc.

/s/ Adolfo Henriques
Adolfo Henriques
Chief Executive Officer

/s/ Daniel H. Popky
Daniel H. Popky
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Florida East Coast Industries, Inc. and will be retained by Florida East Coast Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.